UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 18, 2021

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4796 Executive Drive

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(619) 323-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OTIC	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, the Board of Directors (the “Board”) of Otonomy, Inc. (the “Company”) appointed Jill Broadfoot to the Board and as a member of the audit committee of the Board. Ms. Broadfoot will serve as a Class II director, with a term expiring at the Company’s 2022 annual meeting of stockholders.

In accordance with Company policy, which is described in the Company’s proxy statement for its 2021 annual meeting of stockholders, Ms. Broadfoot will receive annual cash compensation of $40,000 for her service as a member of the Board and an additional $7,500 per year for service as a member of the audit committee of the Board, each payable quarterly in arrears on a pro-rata basis. The Company will also reimburse Ms. Broadfoot for all expenses associated with attending meetings of the Board and committees.

In addition, on August 18, 2021, Ms. Broadfoot was automatically granted an option to purchase 35,000 shares of common stock, which vests as to one-third of the shares subject thereto on each anniversary of the award’s grant date, provided that she remains a service provider through each applicable vesting date. Beginning with the Company’s 2022 annual meeting of stockholders, Ms. Broadfoot will be eligible for equity awards on the same terms as other continuing non-employee members of the Board. Currently, Company policy provides that on the date of each annual meeting of stockholders, each non-employee director who has been a director for three months or more on the date of the annual meeting will automatically be granted an option to purchase 17,500 shares of common stock. Each annual option award will vest on the earlier of the anniversary date of the grant or the date of the next annual meeting of stockholders held after the date of grant, provided that such director remains a service provider through the applicable vesting date.

Ms. Broadfoot has also executed the Company’s standard form of indemnification agreement, a copy of which has been previously filed with the Securities and Exchange Commission.

There is no arrangement or understanding between Ms. Broadfoot and any other persons pursuant to which Ms. Broadfoot was elected as a director. There are also no family relationships between Ms. Broadfoot and any director or executive officer of the Company. In addition, Ms. Broadfoot does not have any direct or indirect material interest in any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 19, 2021, the Company issued a press release announcing Ms. Broadfoot’s appointment as a director and member of the audit committee. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 19, 2021

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTONOMY, INC.

Date: August 19, 2021	By:	/s/ Paul E. Cayer
Paul E. Cayer Chief Financial and Business Officer